CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Paperfree Medical Solutions, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated May 30, 2006, relating to the consolidated financial statements of Paperfree Medical Solutions, Inc. as of February 28, 2006 and for the two years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 6, 2006